Exhibit 10.12
CORPORATE FORMATION AGREEMENT
     This Corporate Formation Agreement (this “Agreement”) is made and entered into as of December 26, 2003 (the “Effective Date”) by and between Asthmatx, Inc. (“Asthmatx”), a California corporation, and Broncus Technologies, Inc., a California corporation (“Broncus”).
RECITALS
     A. Broncus has caused Asthmatx to be incorporated and now wishes to contribute to Asthmatx cash and certain assets, agreements and obligations of Broncus relating to Broncus’ Alair Asthma Treatment System business (the “Alair Business”) in exchange for the Asthmatx Shares (as defined herein) and other consideration described herein.
     B. It is contemplated that, prior to December 31, 2003, Broncus will distribute the Asthmatx Shares (as defined herein) on a pro rata basis as a dividend to its shareholders (such distribution and dividend being referred to herein as the “Spin-off”). Asthmatx has been provided with a copy of an Information Statement prepared by Broncus which describes the Spin-off.
     C. Broncus has previously issued certain warrants to purchase shares of its Common Stock that are now outstanding and listed in Exhibit A attached hereto (the “Broncus Warrants”), and, after the occurrence of the Spin-off, Broncus will be required by the terms of the Broncus Warrants to provide that the Warrant holders will receive shares of Asthmatx’s Common Stock upon exercise of their Broncus Warrants. In consideration of the agreements of Broncus contained herein, Asthmatx is willing to agree to issue shares of its Common Stock as provided herein upon the exercise of Broncus Warrants in order to enable Broncus to satisfy its obligations under the Broncus Warrants.
     D. In consideration of Broncus’ agreements herein, Asthmatx is also willing to agree to grant options to purchase shares of its Common Stock to holders of Broncus stock options and to employees of Broncus who will become employees of Asthmatx as provided herein.
     E. The parties also desire to provide, in connection with the formation of Asthmatx, that they will enter into certain agreements between themselves as provided herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants hereinafter set forth, Asthmatx and Broncus hereby agree as follows:
     1. Contribution and Transfer of Assets; Issuance of Asthmatx Shares.
          1.1 Contribution and Transfer of Assets. Broncus hereby contributes, assigns, transfers, conveys and delivers to Asthmatx, as of the Effective Date, all of Broncus’ right, title and interest in, to or under all of the assets and properties identified in the following subparagraphs of this Section 1.1 (collectively, the “Assigned Assets”):

               (a) cash in the amount equal to forty percent (40%) of the cash held by Broncus on the Effective Date (which amount Broncus and Asthmatx agree and acknowledge will take into account Broncus’ payment of those accounts payable paid on or before the Effective Date and which amount Broncus and Asthamtx estimate will be approximately $2,150,000);
               (b) the tangible personal property assets of Broncus that are identified on Schedule 1.1(b) attached hereto;
               (c) the contracts and agreements that are identified on Schedule 1.1(c) attached hereto (the “Assigned Contracts”);
               (d) the patents and patent applications specifically listed on Schedule 1.1(d) attached hereto, all worldwide rights to the inventions described therein, and all rights to enforce such patents (and any patents that may be issued on any such patent applications) and all causes of action and rights of recovery for past infringement of such patents, patent applications and inventions described therein (collectively, the “Assigned Patent Rights”);
               (e) the trademarks and trademark registrations that are identified on Schedule 1.1(e) attached hereto, and all applications therefor, trade names and rights in trade dress and packaging associated therewith (collectively, the “Assigned Trademark Rights”);
               (f) the intangible assets, technologies, properties and rights of Broncus that are associated exclusively with the Alair Asthma Treatment System (including the Alair Controller Software, the Alair Product Specification, training materials related to the Alair Program, publications regarding the Alair procedure and all trade dress/design features for the Alair System), including all patent rights associated therewith, copyrights, copyright registrations and applications therefor, trade secrets, know-how and other intellectual property rights recognized by the law of any applicable jurisdiction (collectively, “Intellectual Property Rights”) therein and thereto, all rights to enforce such Intellectual Property Rights, and all causes of action and rights of recovery for past infringement of such Intellectual Property Rights; and
               (g) the books and records of Broncus which relate to the assets described in clauses (a) through (f) above and do not relate to the Excluded Assets (provided that Broncus shall be entitled to retain a copy of such books and records).
Notwithstanding the foregoing, the Assigned Assets shall not in any event include any of the assets, properties and rights owned or held by Broncus that are not expressly identified in the preceding subparagraphs of this Section 1.1 (collectively, the “Excluded Assets”), such as, by way of illustration and not limitation, assets, properties, agreements, contracts, technologies and Intellectual Property Rights associated with Broncus’ Exhale emphysema treatment system and not expressly defined as Assigned Assets herein.
          1.2 Issuance of Asthmatx Shares and Grant of Asthmatx Options. In partial consideration for Broncus’ contribution and transfer to Asthmatx of the Assigned Assets and the commitments of Broncus contained in this Agreement, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Asthmatx hereby agrees with Broncus as follows:
               (a) Issuance of Asthmatx Shares. Asthmatx hereby agrees with Broncus to, and hereby does, issue and sell to Broncus, and Broncus hereby acquires from Asthmatx, an aggregate total of (i) 3,883,541 shares of Asthmatx’s Common Stock, (ii) 2,612,500 shares of Asthmatx’s Series A-1 Preferred Stock, (iii) 2,090,000 shares of Asthmatx’s Series A-2 Preferred Stock, (iv) 1,045,000 shares of Asthmatx’s Series A-3 Preferred Stock, (v) 4,280,000 shares of Asthmatx’s Series B Preferred Stock, (vi) 9,619,528 shares of Asthmatx’s Series C Preferred Stock, and (vii) 9,271,159 shares of Asthmatx’s Series D Preferred Stock (all such shares of Asthmatx Common Stock and Asthmatx Preferred Stock being collectively referred to herein as the “Asthmatx Shares”).
               (b) Issuance of Common Shares Upon Exercise of Broncus Warrants. In addition to the issuance to Broncus of the Asthmatx Shares pursuant to Section 1.1(a) above, Asthmatx hereby agrees with Broncus that, within a reasonable time after each exercise of a Broncus Warrant that occurs after the date of the Spin-off (a “Broncus Warrant Exercise”), Asthmatx shall issue to the holder of such Broncus Warrant who has exercised such Broncus Warrant one (1) share of Asthmatx Common Stock, as presently constituted (the “Issue Number”) for each share of Broncus Common Stock that is issued to and received by the holder of such Broncus Warrant as a result of such Broncus Warrant Exercise (with the Issue Number to be equitably and proportionally adjusted to account for and reflect any stock splits, stock dividends, reverse stock splits or the like occurring after the date of the Spin-off and affecting the number of outstanding shares of the Common Stock of either Asthmatx or Broncus); provided, however, that Asthmatx shall not be obligated to issue its Common Stock under this Section 1.2(b) with respect to a Broncus Warrant Exercise unless and until Broncus has provided Asthmatx with written notice of such Broncus Warrant Exercise, which notice shall include (i) the name and address of the holder of the Broncus Warrant exercised in connection with such Broncus Warrant Exercise; (ii) the name and address of the person(s) in whose name the shares of Asthmatx’s Common Stock issuable hereunder in respect of such Broncus Warrant Exercise are to be registered; and (iii) a statement of the number of Broncus shares purchased in connection with such Broncus Warrant Exercise, and Broncus’ computation of the number of shares of Asthmatx’s Common Stock then issuable in respect of such Broncus Warrant Exercise in accordance with this Section 1.2(b).
               (c) Grant of Asthmatx Stock Options to Broncus Optionees. Effective at a time prior to the time the Spin-off takes effect and during which Asthmatx is a subsidiary of Broncus, Asthmatx shall grant to each Broncus Optionee (as defined below), with respect to each outstanding option to purchase Broncus Common Stock held by such Broncus Optionee (a “Broncus Option”), an option to purchase shares of Asthmatx Common Stock (an “Asthmatx Option”) on the following basis and terms, except as otherwise noted below:
                    (i) the number of shares of Asthmatx Common Stock subject to each Asthmatx Option granted to a Broncus Optionee under this Section 1.2(c) with respect to a Broncus Option will (except as may be otherwise specified in Schedule 1.2(c) attached hereto) be equal to the number of shares of Broncus Common Stock with respect to which such Broncus Option was vested and exercisable on the date such Asthmatx Option is granted (or, if exercise of such Broncus Option was not subject to a vesting condition, the number of shares of Broncus Common Stock subject to such Broncus Option that, on such date of grant, is not subject to repurchase by Broncus at its original issue price upon termination of the Broncus Optionee’s services);
                    (ii) the exercise price per share of such Asthmatx Option shall be a price per share of Asthmatx Common Stock that is forty percent (40%) of the exercise price per share at which shares of Broncus Common Stock are purchasable under such Broncus Option (computed before the effect of any modification or adjustment of such Broncus Option made in connection with the Spin-off);
                    (iii) such Asthmatx Option shall continue to be exercisable by such Broncus Optionee for so long as such Broncus Optionee continues to be employed by, or provide services to, Broncus or a parent or subsidiary of Broncus (as those terms are defined in Broncus’ option plans) but in no event beyond the scheduled expiration date of the Broncus Option with respect to which such Asthmatx Option is granted; and
                    (iv) other terms not described in the foregoing clauses (i) through (iii) that are substantially the same as the terms of the Broncus Option with respect to which such Asthmatx Option is granted;
provided, however, that solely for purposes of determining the number of shares of Asthmatx Common Stock subject to an Asthmatx Option granted to a Broncus Optionee with respect to a Broncus Option that has not vested on the date of the Spin-off due to probationary “cliff” vesting provisions (“Cliff Vesting”), such Broncus Option will be deemed to have been vested as of the date of the Spin-off as to that portion of the Broncus Option subject to Cliff Vesting that is proportional to the number of months elapsed between the beginning of the Cliff Vesting period and the date of the Spin-off, but such Asthmatx Option will not actually become vested or exercisable until the Broncus Optionee has provided the number of months of service to Broncus required to satisfy the original Cliff Vesting provision under such Broncus Option. For purposes of this Section 1.2, the term “Broncus Optionee” means an individual (other than an individual who entirely terminates his or her employment with Broncus in order to become a full-time employee of Asthmatx) who on the date of the Spin-off holds at least one outstanding option to purchase shares of Broncus Common Stock.
               (d) Grant of Asthmatx Stock Options to Transferring Optionee. On or before the time the Spin-off takes effect, Asthmatx shall grant to each Broncus employee who has become an employee of Asthmatx on or before the date the Spin-off takes effect (each a “Transferring Optionee”), with respect to each Broncus Option held by such Transferring Optionee (a “Broncus Option”), an Asthmatx Option on the following basis and terms, except as otherwise noted below:
                    (i) the number of shares of Asthmatx Common Stock subject to each Asthmatx Option granted to a Transferring Optionee under this Section 1.2(d) with respect to a Broncus Option held by such Transferring Optionee will (except as may be otherwise specified in Schedule 1.2(d) attached hereto) be equal to the total number of shares of Broncus Common Stock subject to such Broncus Option, whether or not vested (computed before the effect of any modification or adjustment of such Broncus Option made in connection with the Spin-off);
                    (ii) the exercise price per share of each such Asthmatx Option shall be a price per share of Asthmatx Common Stock that is forty percent (40%) of the exercise price per share at which shares of Broncus Common Stock are purchasable under such Broncus Option (computed before the effect of any modification or adjustment of such Broncus Option made in connection with the Spin-off);
                    (iii) each Asthmatx Option granted to such Continuing Broncus Optionee (A) shall be vested on the date it is granted to the same extent that the Broncus Option with respect to which it was granted was vested on such date, and (B) shall vest and become exercisable on the same terms and vesting schedule as the Broncus Option with respect to which it was granted, except that, for purposes of vesting, all applicable references to Broncus in such Broncus Option shall be references to Asthmatx in such Asthmatx Option;
                    (iv) each such Asthmatx Option shall continue to be exercisable by such Transferring Optionee for so long as such Transferring Optionee continues to be employed by, or provide services to, Asthmatx or a Parent or Subsidiary of Asthmatx (as those terms are defined in Asthmatx’s option plan) but in no event beyond the scheduled expiration date of the Broncus Option with respect to which such Asthmatx Option is granted; and
                    (v) other terms not described in the foregoing clauses (i) through (iv) that are substantially the same as the terms of the Broncus Option with respect to which such Asthmatx Option is granted.
     2. Assumption of Obligations and Liabilities .
          2.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:
               (a) “Alair” means the Alair Asthma Treatment System which was originally developed by Broncus and which has been contributed and assigned by Broncus to Asthmatx pursuant to this Agreement.
               (b) “Alair Business” shall have the meaning given to that term in Recital A of this Agreement and includes, without limitation, the business of developing, testing, marketing, selling and otherwise commercially exploiting Alair and any associated services.
               (c) “Exhale” means Broncus’ Exhale Airway Bypass System, which is used to treat emphysema in humans and which is owned and retained by Broncus.
               (d) “Exhale Business” means Broncus’ business of developing, testing, marketing, selling and otherwise commercially exploiting Exhale and any associated services.
               (e) “Liabilities” means, collectively, any and all liabilities, losses, claims, debts, duties, obligations (including but not limited to contractual obligations), expenses,

claims, deficiencies or guaranties of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise.
               (f) “Loss” means, collectively, all Liabilities, loss, damages, expense, cost, fines, fees, penalties, obligations or injuries, including without limitation those resulting from any and all claims, actions, suits, demands, assessments, investigations, judgments, awards, arbitrations or other proceedings, together with reasonable costs and expenses including the reasonable attorneys’ fees and other legal costs and expenses relating thereto.
          2.2 Assumption of Liabilities by Asthmatx. Except to the extent that Asthmatx is expressly entitled to be indemnified for any of such Liabilities by Broncus pursuant to the provisions of the Indemnification Agreement (as that term is defined in Section 2.3 below), Asthmatx hereby assumes and agrees to faithfully and timely pay, perform, fulfill and satisfy in full all of the following Liabilities (collectively, the “Assumed Liabilities”):
               (a) any and all Liabilities, to the extent that such Liabilities relate to, arise out of or result from the conduct or operation of the Alair Business by any person or entity (including but not limited to Broncus, Asthmatx and/or by any other party or parties) at any time, whether before, on or after the Effective Date; and
               (b) any Liability to the extent it relates to, arises out of, or results from, any of the Assigned Assets (including without limitation any of the Assigned Contracts) whether such Liability arises before, on or after the Effective Date.
          2.3 Indemnification Agreement. The parties mutually agree, as soon as reasonably practicable, to enter into a separate written agreement between themselves (such agreement being referred to herein as the “Indemnification Agreement”). The Indemnification Agreement will provide for and address the following matters: (a) the terms and conditions upon which Asthmatx will undertake to use good faith efforts to obtain certain liability insurance relating to the Alair Business; (b) the terms and conditions upon which Asthmatx will indemnify Broncus for Loss related to the Alair Business (including the Assumed Liabilities); (c) the terms and conditions upon which Broncus will indemnify Asthmatx for Loss related to the Exhale Business; and (d) the terms and conditions upon which the parties will have access to and may obtain coverage under, certain insurance policies held by Broncus providing coverage for certain third-party claims arising from the treatment of individuals with Alair prior to the Effective Date (which may include provisions pursuant to which Broncus may, from the proceeds of such insurance policies, provide certain limited indemnification to Asthmatx with respect to such third-party claims).
     3. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement. Broncus further agrees, promptly upon request of Asthmatx, or any of its successors or assigns, to, at Asthmatx’s expense, to execute, deliver and/or assist in the filing of (i) recordable patent assignments for each patent or patent application included in the Assigned Patent Rights, (ii) recordable trademark assignments for each trademark, trademark application or similar right included in the Assigned Trademark Rights, and (iii) any power of attorney, assignment, application for copyright, patent or other intellectual property right protection, or any other papers which may be necessary or desirable to fully secure to Asthmatx, its successors and assigns, all right, title and interest in and to each of the Assigned Assets. In addition, Broncus agrees never to assert any claims, rights or moral rights in or to any of the Assigned Assets, except such rights, if any, as Broncus may hold under a separate written agreement executed by Broncus and Asthmatx.
     4. Representations and Warranties of Broncus. Broncus represents and warrants to Asthmatx that, as of the Effective Date:
          4.1 Corporate Organization. Broncus is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has the corporate power and authority to enter into and perform its obligations under this Agreement.
          4.2 Authority. The execution, delivery and performance of this Agreement, and the performance by Broncus of the transactions contemplated hereby, have been duly and validly approved and authorized by all necessary action of Broncus’ Board of Directors. This Agreement is the valid and binding obligation of Broncus, enforceable in accordance with its terms, except as to the effect, if any, of (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
          4.3 No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or violate any provision of the Articles of Incorporation or Bylaws of Broncus.
          4.4 Securities Law Matters. Broncus is not acquiring the Asthmatx Shares with a view to, or for sale in connection with, any unlawful distribution of the Asthmatx Shares within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Broncus has a preexisting business relationship with Asthmatx and/or certain of its officers and/or directors of a nature and duration sufficient to make Broncus aware of the character, business acumen and general business and financial circumstances of Asthmatx and/or such officers and directors. By reason of Broncus’ business and financial experience, Broncus is capable of evaluating the merits and risks of this investment, has the ability to protect Broncus’ own interests in this transaction and is financially capable of bearing a total loss of this investment.
          4.5 Assigned Assets. To Broncus’ knowledge, (a) Broncus owns, and can grant exclusive right, title and interest in and to, each of the Assigned Assets, (b) none of the Assigned Assets are presently subject to any dispute, claim, prior license or other agreement, assignment or rights of any third party, or any other rights that might interfere with Asthmatx’s use, or exercise of ownership of, any Assigned Assets, nor is Broncus aware of any claims by any third party to any rights of any kind in or to any of the Assigned Assets, and (c) none of the Assigned Assets are subject to any lien, pledge, mortgage, security interest or other encumbrance of any sort (other than such Liabilities as are assumed by Asthmatx pursuant to Section 2 of this Agreement and other than any lien that would have no material affect on Asthmatx’s ability to use or transfer an Assigned Asset).

     5. ACKNOWLEDGMENT AND AGREEMENT BY BRONCUS AND ASTHMTAX REGARDING SPIN-OFF. Broncus and Asthmatx acknowledge and agree that (i) the Asthmatx Shares are not being registered with the Securities and Exchange Commission under the Securities Act or being qualified under the California Corporate Securities Law of 1968, as amended, or other applicable state securities laws, but instead are being issued under exemptions from the registration and qualification requirements of such securities laws which impose certain restrictions on the subsequent sale, transfer or other disposition the Asthmatx Shares by Broncus and Broncus’ shareholders, and (ii) the stock certificates representing the Asthmatx Shares will bear restrictive legends as set forth in Section 6.1 to enable Asthmatx to enforce the aforementioned transfer restrictions and such transfer restrictions will be noted in Asthmatx’s stock transfer books. Broncus and Asthmatx further acknowledge and agree that the aforementioned transfer restrictions will apply to the Asthmatx Shares (and will continue to apply to the Asthmatx Shares in the hands of Broncus’ shareholders who receive them in the Spin-off).
     6. RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.
          6.1 Legends. Broncus understands and agrees that Asthmatx will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Asthmatx Shares, together with any other legends that may be required by state or federal securities laws, Asthmatx’s Articles of Incorporation or Bylaws, any other applicable agreement between Broncus, Asthmatx and/or any third parties:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF A PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.
          6.2 Stop-Transfer Instructions. Broncus agrees that, to ensure compliance with the restrictions imposed by this Agreement, Asthmatx may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if Asthmatx transfers its own securities, it may make appropriate notations to the same effect in its own records.

          6.3 Refusal to Transfer. Asthmatx will not be required (a) to transfer on its books any Asthmatx Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Asthmatx Shares, or to accord the right to vote or pay dividends, to any purchaser or other transferee to whom such Asthmatx Shares have been so transferred; provided, however, that Broncus and Asthmatx acknowledge and agree that the transfer, distribution and dividend of the Asthmatx Shares to Broncus’ shareholders in connection with the Spin-off shall not constitute a transfer in violation of any of the provisions of this Agreement and this Section 6.3 shall not apply to any such transfer.
          6.4 Market Stand Off Agreement. Broncus agrees, in connection with any registration of Asthmatx’s securities under the Securities Act that, upon the request of Asthmatx or the underwriters managing any registered public offering of Asthmatx’s securities, Broncus will not sell or otherwise dispose of any Asthmatx Shares without the prior written consent of Asthmatx or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as Asthmatx or the managing underwriters may specify for employee-shareholders generally. Broncus further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing.
     7. CERTAIN AGREEMENTS.
          7.1 License and Manufacturing Agreements. To assist Asthmatx in commencing business as a separate entity following the Spin-off and to afford each other certain assurances regarding each party’s ability to use and practice certain intellectual property rights, the parties agree that, concurrently with the Spin-off, they shall: (a) enter into a License Agreement having the principal terms summarized in the Term Sheet attached as Exhibit B hereto, under which each party would grant the other a license to use certain of its intellectual property rights within a defined field of use (the “Cross-License Agreement”); and (b) a Manufacturing Service Agreement in substantially the form attached hereto as Exhibit C (the “Manufacturing Agreement”), pursuant to which Broncus would agree to manufacture certain devices for Asthmatx in exchange for cash charges. The definitive forms of the Cross-License Agreement and the Manufacturing Agreement executed by the parties shall be the sole and exclusive agreement and understanding of the parties with regard to the subject matter of such agreements.
     8. GENERAL PROVISIONS .
          8.1 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.
          8.2 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.
          8.3 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.
          8.4 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, then such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.
          8.5 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth on the signature page to this Agreement (or at such other address as the party to be notified may have designated to the other party by one of the indicated means of notice herein).
          8.6 Amendment and Waivers. This Agreement may not be altered or amended except by an instrument in writing executed by Broncus and Asthmatx. No rights of a party under this Agreement may be waived, except by an instrument in writing executed by such party. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.
          8.7 Entire Agreement. This Agreement and the documents referred to herein and exhibits hereto constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.
[Signature page follows]

     In Witness Whereof, the parties hereto have executed this Corporate Formation Agreement as of the Effective Date set forth in the first paragraph hereof.

ASTHMATX, INC.

By:	/s/ Glen French
Glen French, President

Address:	1340 Space Park Way
Mountain View, CA 94043

     In Witness Whereof, the parties hereto have executed this Corporate Formation Agreement as of the Effective Date set forth in the first paragraph hereof.

BRONCUS TECHNOLOGIES, INC.

By:	/s/ Cary Cole
Cary Cole, President

Address:	1400 North Shoreline Blvd, Suite A8
Mountain View, CA 94043